Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of MPLX GP LLC, a Delaware limited liability company and general partner of MPLX LP, a Delaware limited partnership (the “Registrant”), does hereby constitute and appoint Gary R. Heminger, Nancy K. Buese and Paula L. Rosson, and each of them, as his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place, and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 2015 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, a Form 12b-25 with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 26th day of
February, 2016.

Signature	Title

/s/ Gary R. Heminger	Chairman of the Board of Directors and Chief Executive Officer of MPLX GP LLC (principal executive officer)
Gary R. Heminger

/s/ Nancy K. Buese	Executive Vice President and Chief Financial Officer of MPLX GP LLC (principal financial officer)
Nancy K. Buese

/s/ Paula L. Rosson	Senior Vice President and Chief Accounting Officer of MPLX GP LLC (principal accounting officer)
Paula L. Rosson

/s/ Frank M. Semple	Director, Vice Chairman of MPLX GP LLC
Frank M. Semple

/s/ Donald C. Templin	Director, President of MPLX GP LLC
Donald C. Templin

/s/ Pamela K.M. Beall	Director, Executive Vice President, Corporate Planning and Strategy of MPLX GP LLC
Pamela K.M. Beall

/s/ Michael L. Beatty	Director of MPLX GP LLC
Michael L. Beatty

/s/ David A. Daberko	Director of MPLX GP LLC
David A. Daberko

/s/ Timothy T. Griffith	Director of MPLX GP LLC
Timothy T. Griffith

/s/ Christopher A. Helms	Director of MPLX GP LLC
Christopher A. Helms

/s/ Garry L. Peiffer	Director of MPLX GP LLC
Garry L. Peiffer

/s/ Dan D. Sandman	Director of MPLX GP LLC
Dan D. Sandman

/s/ John P. Surma	Director of MPLX GP LLC
John P. Surma

/s/ C. Richard Wilson	Director of MPLX GP LLC
C. Richard Wilson